NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

July 24, 2013
WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES SECOND QUARTER FINANCIAL AND OPERATING RESULTS
Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter ended June 30, 2013:

Second Quarter 2013 Highlights

•	Generated Core Funds from Operations (FFO) of $0.47 per diluted share for the quarter, a 5% increase over first quarter 2013

•	Improved same-store physical occupancy in the office portfolio 90 bps and retail portfolio 80 bps over first quarter 2013

•	Produced same-store net operating income growth of 1.8% over first quarter of 2013

•
Executed 70 new and renewal leases totaling 417,615 square feet at an average rental rate increase of 7.0% over in-place rents for new leases and average rental rate increase of 8.9% over in-place rents for renewal leases

•	Announced the renovation of largest asset in portfolio, 7900 Westpark Drive located in Tysons Corner, Virginia

•
Achieved LEED® EB on over one million square feet of office space and was the recipient of the 2013 Apartment and Office Building Association's (AOBA) TOBY (The Outstanding Building of the Year) Award in the Earth category for WRIT's 1220 19th Street office property

“Improving real estate fundamentals have continued into the second quarter of the year," said George F. “Skip” McKenzie, President and Chief Executive Officer of WRIT. "The capital expenditures and renovations made to our office portfolio in late 2012 and the first quarter of 2013 have resulted in steady improvement in leasing volume, rental rate growth, and increased occupancy."

Financial Highlights

Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt, severance expense and impairment, was $31.2 million, or $0.47 per diluted share for the quarter ended June 30, 2013, compared to $31.9 million, or $0.48 per diluted share for the prior year period. FFO for the quarter ended June 30, 2013 was $30.8 million, or $0.46 per diluted share, compared to $31.6 million, or $0.47 per diluted share, in the same period one year ago.

Net income attributable to the controlling interests for the quarter ended June 30, 2013 was $5.3 million, or $0.08 per diluted share, compared to $6.0 million, or $0.09 per diluted share, in the same period one year ago.

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) was $50.8 million compared to $50.6 million in the same period one year ago and $49.8 million in the first quarter of 2013. Overall portfolio physical occupancy for the second quarter was 89.1%, compared to 89.3% in the same period one year ago and 88.6% in the first quarter of 2013.

Washington Real Estate Investment Trust

Same-store(3) portfolio physical occupancy for the second quarter was 89.5%, compared to 89.9% in the same period one year ago. Sequentially, same-store physical occupancy increased 30 basis points (bps) compared to the first quarter of 2013. Same-store portfolio NOI for the second quarter decreased 1.2% and rental rate growth was 2.4% compared to the same period one year ago.

▪
Office: 48.4% of Total NOI - Office properties' same-store NOI for the second quarter decreased 2.1% compared to the same period one year ago. Rental rate growth was 1.7% while same-store physical occupancy increased 30 bps to 86.3%. Sequentially, same-store physical occupancy increased 90 bps compared to the first quarter of 2013.

▪
Retail: 21.0% of Total NOI - Retail properties' same-store NOI for the second quarter decreased 2.2% compared to the same period one year ago. Rental rate growth was 4.1% while same-store physical occupancy decreased 10 bps to 93.2%. Sequentially, same-store physical occupancy increased 80 bps compared to the first quarter of 2013.

▪
Multifamily: 15.5% of Total NOI - Multifamily properties' same-store NOI for the second quarter decreased 1.3% compared to the same period one year ago. Rental rate growth was 3.8% while same-store physical occupancy decreased 170 bps to 93.1%. Sequentially, same-store physical occupancy decreased 70 bps compared to the first quarter of 2013.

▪
Medical: 15.1% of Total NOI - Medical office properties' same-store NOI for the second quarter increased 3.3% compared to the same period one year ago. Rental rate growth was 1.4% while same-store physical occupancy decreased 190 bps to 87.8%. Sequentially, same-store physical occupancy decreased 60 bps compared to the first quarter of 2013.

Leasing Activity

During the second quarter, WRIT signed commercial leases totaling 417,615 square feet, including 103,513 square feet of new leases and 314,102 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions and Incentives
New:
Office	94,191	7.8	$30.34	7.3%	$34.88	$23.08
Retail	6,240	7.1	33.54	7.1%	19.20	11.50
Medical Office	3,082	5.4	30.97	(1.8)%	21.82	13.90
Total	103,513	7.6	30.55	7.0%	33.55	22.10

Renewal:
Office	92,245	3.5	$32.51	5.8%	$6.12	$2.40
Retail	172,474	5.3	8.74	12.3%	0.38	0.48
Medical Office	49,383	10.4	35.23	11.5%	12.94	2.55
Total	314,102	5.6	19.88	8.9%	4.04	1.37

Renovation Activity

WRIT announced the renovation of 7900 Westpark Drive, a 528,000 square foot office complex located in Tysons Corner, Virginia at the corner of Westpark Drive and Jones Branch drive, immediately off the Capital Beltway (I-495) and Route 123. 7900 Westpark Drive is within four city blocks of the Tysons I & II Metro Station, scheduled to open in 2013, and has direct access to the new 495 Express Lanes. Construction is projected to commence in the fourth quarter 2013 and has a total project cost of $35 million.

Washington Real Estate Investment Trust

Dividends

On June 28, 2013, WRIT paid a quarterly dividend of $0.30 per share.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Thursday, July 25, 2013 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until August 8, 2013 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Conference ID:                416546

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 69 properties, totaling approximately 8 million square feet of commercial space and 2,540 multifamily units, and land held for development. These 69 properties consist of 25 office properties, 17 medical office properties, 16 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2012 Form 10-K and First Quarter 2013 Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT's operating portfolio and affect the comparative measurement of WRIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) severance expense related to corporate reorganization and related to the CEO's retirement and (4) property impairments not already excluded from FFO, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We provide NOI as a supplement

Washington Real Estate Investment Trust

to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT's ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	2nd QTR	2nd QTR	2nd QTR	2nd QTR
Segment	2013	2012	2013	2012
Multifamily	93.1%	94.8%	93.1%	94.8%
Office	86.3%	86.0%	86.3%	85.8%
Medical Office	87.8%	89.7%	84.8%	86.4%
Retail	93.2%	93.3%	93.2%	93.3%

Overall Portfolio	89.5%	89.9%	89.1%	89.3%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior year reporting periods. We consider newly constructed properties to be stabilized when they achieve 90% occupancy. For Q2 2013 and Q2 2012, same-store properties exclude:
Multifamily Acquisitions: none;
Office Acquisition: Fairgate at Ballston;
Medical Office Acquisition: 19500 at Riverside Office Park (formerly Lansdowne Medical Office Building);
Retail Acquisition: none.

Also excluded from Same-Store Properties in Q2 2013 and Q2 2012 are:
Held for Sale and Sold Properties: 1700 Research Boulevard, Plumtree Medical Center and the Atrium Building.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2013	2012	2013	2012
Revenue
Real estate rental revenue	$78,272	$75,590	$155,196	$150,804
Expenses
Real estate expenses	27,429	25,033	54,520	50,584
Depreciation and amortization	25,582	25,227	51,106	50,809
Acquisition costs	87	254	300	308
General and administrative	4,005	4,164	7,867	7,770
	57,103	54,678	113,793	109,471
Real estate operating income	21,169	20,912	41,403	41,333
Other income (expense):
Interest expense	(16,152)	(15,470)	(32,670)	(31,301)
Other income	246	252	485	496
	(15,906)	(15,218)	(32,185)	(30,805)

Income from continuing operations	5,263	5,694	9,218	10,528

Discontinued operations:
Income from operations of properties sold or held for sale	—	314	185	661
Gain on sale of real estate	—	—	3,195	—
Net income	5,263	6,008	12,598	11,189
Less: Net income attributable to noncontrolling interests in subsidiaries	—	—	—	—
Net income attributable to the controlling interests	$5,263	$6,008	$12,598	$11,189

Income from continuing operations	5,263	5,694	9,218	10,528
Continuing operations real estate depreciation and amortization	25,582	25,227	51,106	50,809
Funds from continuing operations(1)	$30,845	$30,921	$60,324	$61,337

Income from operations of properties sold or held for sale	—	314	185	661
Discontinued operations real estate depreciation and amortization	—	364	—	776
Funds from discontinued operations	—	678	185	1,437

Funds from operations(1)	$30,845	$31,599	$60,509	$62,774

Tenant improvements	(5,918)	(2,357)	(9,893)	(6,423)
External and internal leasing commissions capitalized	(2,342)	(2,122)	(4,948)	(4,679)
Recurring capital improvements	(2,311)	(2,992)	(3,032)	(4,531)
Straight-line rents, net	(483)	(688)	(826)	(1,680)
Non-cash fair value interest expense	255	229	509	457
Non real estate depreciation & amortization of debt costs	933	948	1,891	1,956
Amortization of lease intangibles, net	86	(3)	127	(3)
Amortization and expensing of restricted share and unit compensation	1,355	1,333	2,373	2,738
Funds available for distribution(4)	$22,420	$25,947	$46,710	$50,609

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2013	2012	2013	2012
Income from continuing operations	(Basic)	$0.08	$0.08	$0.14	$0.15
	(Diluted)	$0.08	$0.08	$0.14	$0.15
Net income	(Basic)	$0.08	$0.09	$0.19	$0.16
	(Diluted)	$0.08	$0.09	$0.19	$0.16
Funds from continuing operations	(Basic)	$0.46	$0.46	$0.91	$0.92
	(Diluted)	$0.46	$0.46	$0.90	$0.92
Funds from operations	(Basic)	$0.46	$0.47	$0.91	$0.94
	(Diluted)	$0.46	$0.47	$0.91	$0.94

Dividends paid		$0.3000	$0.4338	$0.6000	$0.8676

Weighted average shares outstanding		66,405	66,241	66,399	66,218
Fully diluted weighted average shares outstanding		66,556	66,380	66,537	66,354

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2013
	(unaudited)	December 31, 2012
Assets
Land	$483,198	$483,198
Income producing property	2,003,826	1,979,348
	2,487,024	2,462,546
Accumulated depreciation and amortization	(646,993)	(604,614)
Net income producing property	1,840,031	1,857,932
Development in progress	55,262	49,135
Total real estate held for investment, net	1,895,293	1,907,067
Investment in real estate held for sale, net	—	11,528
Cash and cash equivalents	5,919	19,324
Restricted cash	10,839	14,582
Rents and other receivables, net of allowance for doubtful accounts of $9,585 and $10,958 respectively	60,100	57,076
Prepaid expenses and other assets	108,591	114,541
Other assets related to properties sold or held for sale	—	258
Total assets	$2,080,742	$2,124,376

Liabilities
Notes payable	$846,450	$906,190
Mortgage notes payable	312,211	342,970
Lines of credit	75,000	—
Accounts payable and other liabilities	51,715	52,823
Advance rents	14,239	16,096
Tenant security deposits	9,899	9,936
Other liabilities related to properties sold or held for sale	—	218
Total liabilities	1,309,514	1,328,233

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,500 and 66,437 shares issued and outstanding, respectively	665	664
Additional paid-in capital	1,147,710	1,145,515
Distributions in excess of net income	(381,623)	(354,122)
Total shareholders' equity	766,752	792,057

Noncontrolling interests in subsidiaries	4,476	4,086
Total equity	771,228	796,143

Total liabilities and equity	$2,080,742	$2,124,376

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Quarter Ended June 30, 2013	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$7,893	$23,708	$7,490	$10,698	$49,789
Add: Net operating income from non-same-store properties(3)	—	850	204	—	1,054
Total net operating income(2)	$7,893	$24,558	$7,694	$10,698	$50,843
Add/(deduct):
Other income					246
Acquisition costs					(87)
Interest expense					(16,152)
Depreciation and amortization					(25,582)
General and administrative expenses					(4,005)
Net income					5,263
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$5,263

Quarter Ended June 30, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$7,998	$24,224	$7,253	$10,940	$50,415
Add: Net operating income from non-same-store properties(3)	—	52	90	—	142
Total net operating income(2)	$7,998	$24,276	$7,343	$10,940	$50,557
Add/(deduct):
Other income					252
Acquisition costs					(254)
Interest expense					(15,470)
Depreciation and amortization					(25,227)
General and administrative expenses					(4,164)
Income from operations of properties sold or held for sale					314
Net income					6,008
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$6,008

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Period Ended June 30, 2013	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$15,836	$47,528	$14,354	$20,967	$98,685
Add: Net operating income from non-same-store properties(3)	—	1,681	310	—	1,991
Total net operating income(2)	$15,836	$49,209	$14,664	$20,967	$100,676
Add/(deduct):
Other income					485
Acquisition costs					(300)
Interest expense					(32,670)
Depreciation and amortization					(51,106)
General and administrative expenses					(7,867)
Income from operations of properties sold or held for sale					185
Gain on sale of real estate					3,195
Net income					12,598
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$12,598

Period Ended June 30, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$16,063	$48,339	$14,713	$20,942	$100,057
Add: Net operating income from non-same-store properties(3)	—	7	156	—	163
Total net operating income(2)	$16,063	$48,346	$14,869	$20,942	$100,220
Add/(deduct):
Other income					496
Acquisition costs					(308)
Interest expense					(31,301)
Depreciation and amortization					(50,809)
General and administrative expenses					(7,770)
Income from operations of properties sold or held for sale					661
Net income					11,189
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$11,189

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012
Net income attributable to the controlling interests		$5,263	$6,008	$12,598	$11,189
Add/(deduct):
Real estate depreciation and amortization		25,582	25,227	51,106	50,809
Discontinued operations:
Gain on sale of real estate		—	—	(3,195)	—
Real estate depreciation and amortization		—	364	—	776
Funds from operations(1)		30,845	31,599	60,509	62,774
Add/(deduct):
Acquisition costs		87	254	300	308
Severance expense		266	—	83	—
Core funds from operations(1)		$31,198	$31,853	$60,892	$63,082

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2013	2012	2013	2012
Funds from operations	(Basic)	$0.46	$0.47	$0.91	$0.94
	(Diluted)	$0.46	$0.47	$0.91	$0.94
Core FFO	(Basic)	$0.47	$0.48	$0.91	$0.95
	(Diluted)	$0.47	$0.48	$0.91	$0.95

Weighted average shares outstanding		66,405	66,241	66,399	66,218
Fully diluted weighted average shares outstanding		66,556	66,380	66,537	66,354